SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 17, 2003

FIRSTBANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification no.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)		48801 (Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated April 17, 2003.

Item 9.         Regulation FD Disclosure.

On April 17, 2003, Firstbank Corporation issued a press release announcing results for the first fiscal quarter of 2003. A copy of the press release is attached as Exhibit 99.1.

This information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 17, 2003	FIRSTBANK CORPORATION (Registrant)
	By:	/s/ Samuel G. Stone Samuel G. Stone Executive Vice President and CFO

EXHIBIT INDEX

99.1	Press Release dated April 17, 2003.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE		NEWS RELEASE
Date Submitted: NASDAQ Symbol:	April 17, 2003 FBMI	Contact:	Samuel G. Stone Executive Vice President and Chief Financial Officer (989) 466-7325

FIRSTBANK CORPORATION ANNOUNCES
FIRST QUARTER 2003 RESULTS

Highlights for the Quarter Include:

• Record earnings of $3.3 million, up 22%
•    20% increase in earnings per share (diluted)
•    Continued benefit from strong mortgage business
•    Net interest margin affected by prime rate cut and increased liquidity
• Strong asset quality and capital ratios

Alma, Michigan (FBMI) — Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation announced net income of $3,295,000 for the quarter ended March 31, 2003, compared to $2,697,000 for 2002, an increase of 22.2%. Earnings per share were $0.59 up 20.4% from $0.49 for the same quarter of 2002. Returns on average assets and average equity for the first quarter were 1.76% and 16.7%, respectively, compared with 1.45% and 14.7%, respectively, in the quarter ended March 31, 2002. All per share amounts are fully diluted amounts and have been adjusted to reflect the 5% stock dividend paid in December 2002.

Total assets were $766,231,000 at March 31, 2003, compared to $767,520,000 at December 31, 2002, and were 3.9% over the level at March 31, 2002. Total loans decreased 2.9% from December 31, 2002, but were 0.6% above the year-ago level. About 20% of the decline in the first quarter was due to fewer loans held for sale at period end. The commercial and commercial real estate loan portfolio increased 4.1% from March 31, 2002. Non-interest bearing deposits at March 31, 2003, although declining from seasonal highs in December, were 8.2% ahead of the year-ago level. Total deposits were 3.7% ahead of the year-ago level. Firstbank Corporation repurchased 16,300 shares of its common stock during the first quarter under the share repurchase program announced July 23, 2002. Shareholders’ equity increased 3.5% in the first quarter, as retained earnings and share issuance related primarily to dividend reinvestment and stock option exercises exceeded the impact of share repurchases. The ratio of average equity to average assets increased to 10.5% in the first quarter of 2003, compared to 10.2% in the fourth quarter of 2002.

According to Mr. Sullivan, “The current phase of the economic cycle is lasting longer than expected. This phase is characterized by low interest rates, very high mortgage volumes led by refinance activity, weak demand for commercial credit, and the occurrence of loan quality problems in selected companies, sectors, and banks. Firstbank continues to thrive in this environment, as we have positioned ourselves well to serve the needs of existing and new mortgage customers in our markets, and our historically strong and effective attention to asset quality pays off. Although our net income growth from the prior quarter is leveling as interest spreads narrow, the progress since a year ago is still extraordinary, showing an increase in net income of more than 20%. Our bankers are attentive both to maintaining asset quality and to developing opportunities to add new, high quality, loans when the economic phase advances and demand for credit increases.”

Firstbank Corporation’s net interest margin was 4.57% in the first quarter of 2003 compared to 4.70% in the prior quarter, and 4.87% in the first quarter of 2002. Declines in the portfolio of residential mortgages held as assets continue to be related to the heavy re-finance activity and are offsetting growth in the commercial loan portfolio. The resulting increase in liquidity, in the form of short term assets earning low interest rates, combined with the impact on loan yields for a full quarter of the prime rate cut which occurred in the fourth quarter of 2002, resulted in the decline in net interest margin.

Mortgage refinance activity remained historically strong in the first quarter of 2003 although receding from the heights reached in the fourth quarter of 2002. Gain on sale of mortgage loans of $2,370,000 in the first quarter of 2003 decreased 9.9% from the amount in the fourth quarter of 2002, but was more than twice the amount in the first quarter of 2002. Throughout the extraordinarily heavy re-finance activity, Firstbank Corporation’s servicing portfolio has continued to grow. The principal balance of loans serviced for others increased to $395.6 million as of March 31, 2003, an increase of 5.8% from $373.8 million at December 31, 2002, and an increase of 18.4% from $334.1 million at March 31, 2002.

The ratio of non-performing loans to loans was 0.31% as of March 31, 2003, reduced from 0.63% at December 31, 2002. This measure of asset quality continues to be at levels considered in the industry to be favorable. Most of the improvement in the first quarter of 2003 was related to one commercial credit that was partially paid off with the balance brought current. Net charge-offs of loans in the first quarter of 2003 totaled $55,000, or 0.04% annualized as a percentage of average loans, compared to $297,000, or 0.20% annualized as a percentage of average loans in the fourth quarter of 2002 and $303,000, or 0.21% annualized in the first quarter of 2002. The provision for loan losses was $210,000 in the first quarter of 2003, compared to $353,000 in the fourth quarter of 2002 and $372,000 in the first quarter of 2002. The strong allowance position and the improvement in non-performing loans allowed the reduction in provision expense.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $766 million and 35 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank — Alma; Firstbank (Mt. Pleasant); Firstbank — West Branch; Firstbank - Lakeview; and Firstbank — St. Johns. Other corporate affiliates include 1st Armored, Inc.; 1st Title; Gladwin Land Company, Inc.; and C. A. Hanes Realty, Inc. Investment services are available through affiliations with CB Wealth Management N.A., MML Investors Services, Inc., Raymond James Financial Services Inc., and SunAmerica Securities Inc.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” “expect,” “potential,” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future asset quality and growth in assets and profitability and expected fiscal 2003 year-end results. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except per share data)
UNAUDITED

                                                                                     Three months Ended:
                                                                        --------------------------------------------
                                                                           Mar 31         Dec 31         Mar 31
                                                                            2003           2002           2002
                                                                        --------------------------------------------
Interest income:
  Interest and fees on loans                                                  $10,562        $11,226        $11,459
  Investment securities
    Taxable                                                                       497            539            607
    Exempt from federal income tax                                                264            265            300
    Short term investments                                                        122            115            131
                                                                        --------------------------------------------
Total interest income                                                          11,445         12,145         12,497

Interest expense:
  Deposits                                                                      2,469          2,762          3,263
  Notes payable and other                                                       1,020          1,065          1,113
                                                                        --------------------------------------------
Total interest expense                                                          3,489          3,827          4,376

Net interest income                                                             7,956          8,318          8,121
Provision for loan losses                                                         210            353            372
                                                                        --------------------------------------------
Net interest income after provision for loan losses                             7,746          7,965          7,749

Noninterest income:
  Gain on sale of mortgage loans                                                2,370          2,629          1,174
  Service charges on deposit accounts                                             605            638            543
  Gain on sale of securities                                                        7              8            (7)
  Mortgage servicing                                                            (265)          (323)           (60)
  Other                                                                         1,372          1,166          1,101
                                                                        --------------------------------------------
Total noninterest income                                                        4,089          4,118          2,751

Noninterest expense:
  Salaries and employee benefits                                                3,762          3,782          3,546
  Occupancy and equipment                                                         949            985            935
  Amortization of intangibles                                                      86             91             91
  FDIC insurance premium                                                           23             23             24
  Michigan single business tax                                                     61             68             24
  Other                                                                         1,999          2,251          1,842
                                                                        --------------------------------------------
Total noninterest expense                                                       6,880          7,200          6,462

Income before federal income taxes                                              4,955          4,883          4,038
Federal income taxes                                                            1,660          1,651          1,341
                                                                        --------------------------------------------
Net Income                                                                     $3,295         $3,232         $2,697
                                                                        ============================================

Per Share Data:
  Basic Earnings                                                                $0.61          $0.60          $0.50
  Diluted Earnings                                                              $0.59          $0.59          $0.49
  Dividends Paid                                                                $0.18          $0.18          $0.17

Performance Ratios:
  Return on Average Assets*                                                     1.76%          1.67%          1.45%
  Return on Average Equity*                                                     16.7%          16.3%          14.7%
  Net Interest Margin (FTE) *                                                   4.57%          4.70%          4.87%
  Book Value Per Share+                                                        $15.39         $14.94         $13.83
  Average Equity/Average Assets                                                 10.5%          10.2%           9.9%
  Net Charge-offs                                                                  55            297            303
    Net Charge-offs as a % of Average Loans^*                                    0.04%          0.20%          0.21%

* Annualized
+ Period End
^ Total loans less loans held for sale

FIRSTBANK CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
UNAUDITED

                                                                           Mar 31         Dec 31         Mar 31
                                                                            2003           2002           2002
                                                                        --------------------------------------------
ASSETS

Cash and cash equivalents:
  Cash and due from banks                                                     $24,525        $29,945        $19,786
  Short term investments                                                       40,845         30,602         28,743
                                                                        --------------------------------------------
Total cash and cash equivalents                                                65,370         60,547         48,529

Securities available for sale                                                  80,192         68,197         71,093
Loans:
  Loans held for sale                                                           5,960          9,663          2,942
  Portfolio loans:
    Commercial                                                                 97,169         97,951         99,729
    Commercial real estate                                                    192,986        194,194        179,085
    Residential mortgage                                                      192,657        198,730        208,933
    Real estate construction                                                   42,449         47,103         33,583
    Consumer                                                                   59,430         60,685         62,519
    Credit card                                                                 2,476          2,732          2,579
                                                                        --------------------------------------------
Total loans                                                                   593,127        611,058        589,370
  Less allowance for loan losses                                             (11,691)       (11,536)       (11,107)
                                                                        --------------------------------------------
Net loans                                                                     581,436        599,522        578,263

Premises and equipment, net                                                    17,378         17,514         17,618
Accrued interest receivable                                                     2,851          2,873          3,762
Goodwill                                                                        4,880          4,880          4,880
Other intangibles                                                               2,919          3,158          3,474
Other assets                                                                   11,205         10,829          9,821
                                                                        --------------------------------------------
TOTAL ASSETS                                                                 $766,231       $767,520       $737,440
                                                                        ============================================

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Deposits:
  Noninterest bearing accounts                                                 85,950         98,148         79,471
  Interest bearing accounts:
  Demand                                                                      186,228        177,018        166,474
  Savings                                                                      87,477         83,020         76,482
  Time                                                                        215,061        218,723        232,036
                                                                        --------------------------------------------
Total deposits                                                                574,716        576,909        554,463

Securities sold under agreements to
  repurchase and overnight borrowings                                          27,829         30,358         28,812
Notes payable                                                                  68,558         68,584         69,389
Accrued interest and other liabilities                                         12,154         11,488         10,379
                                                                        --------------------------------------------
Total liabilities                                                             683,257        687,339        663,043

SHAREHOLDERS' EQUITY
Preferred stock; no par value, 300,000
  shares authorized, none issued
Common stock; 10,000,000 shares authorized *                                   69,249         68,934         63,536
Retained earnings                                                              12,028          9,755         10,034
Accumulated other comprehensive income                                          1,697          1,492            827
                                                                        --------------------------------------------
Total shareholders' equity                                                     82,974         80,181         74,397
                                                                        --------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $766,231       $767,520       $737,440
                                                                        ============================================

* Common stock shares issued and outstanding                                5,392,373      5,368,100      5,398,441

Asset Quality Ratios:
  Non-Performing Loans / Loans^                                                 0.31%          0.63%          0.22%
  Non-Perf. Loans + OREO / Loans^ + OREO                                        0.40%          0.73%          0.29%
  Non-Performing Assets / Total Assets                                          0.31%          0.57%          0.23%
  Allowance for Loan Loss as a % of Loans^                                      1.99%          1.92%          1.89%
  Allowance / Non-Performing Loans                                               646%           303%           856%

Quarterly Average Balances:
  Total Loans^                                                               $592,495       $603,978       $589,433
  Total Earning Assets                                                       $715,513       $716,749       $702,312
  Total Shareholders' Equity                                                  $80,430        $78,560        $74,158
  Total Assets                                                                763,113        766,871        751,197
  Diluted Shares Outstanding                                                5,545,107      5,512,901      5,496,227

^ Total Loans less loans held for sale